EXHIBIT 21.1

COMSYS IT Partners, Inc.

List of Significant Subsidiaries

Subsidiary	Jurisdiction	Trade Names
COMSYS Services LLC	Delaware	COMSYS

COMSYS Information Technology Services, Inc.	Delaware	COMSYS